EXHIBIT 10.2

SECOND AMENDMENT TO

MANAGEMENT AGREEMENT

THIS SECOND AMENDMENT TO MANAGEMENT AGREEMENT (the “Amendment”), dated as of June 26, 2019, is made pursuant to that certain Management Agreement dated as of June 1, 2015, (as previously amended by the First Amendment to Management Agreement, dated as of January 17, 2018, the “Agreement”), among Wendy’s Funding, LLC, a Delaware limited liability company (the “Master Issuer”), Wendy’s International, LLC, an Ohio limited liability company (the “Manager”), the Securitization Entities party thereto, and Citibank, N.A., as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Master Issuer, the Manager, the Securitization Entities and the Trustee have entered into the Agreement;

WHEREAS, Section 8.3 of the Agreement provides, among other things, that the provisions of the Agreement may, from time to time, be amended, in writing, upon the written consent of the Trustee (acting at the direction of the Control Party), the Securitization Entities and the Manager; provided that any amendment that would materially adversely affect the interest of the Noteholders shall require the consent of the Control Party, which consent shall not be unreasonably withheld or delayed;

WHEREAS, the execution and delivery of this Amendment has been duly authorized and all conditions and requirements necessary to make this Amendment a valid and binding agreement have been duly performed and complied with.

WHEREAS, the Master Issuer and the Securitization Entities wish to amend the Agreement as set forth herein;

WHEREAS, the Control Party has directed the Trustee to consent to the amendments set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Defined Terms. Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Agreement.

Section 2. Amendments.1

2.1. The Agreement is hereby amended to amend and restate the definition of “Leadership Team” set forth in Section 1.1 thereof as follows:

[1]	All modifications to existing provisions of the Agreement are indicated herein by adding the inserted text (indicated in the same manner as the following example: inserted text, ~~deleted text)~~.

“Leadership Team” means the persons holding the following offices immediately prior to the date of the occurrence of a Change of Control: any Senior Vice President, any person that reports directly to the Chief Executive Officer or Chief Financial Officer, the Treasurer or any other position that contains substantially the same responsibilities as of any of the positions listed above or reports to the Chief Executive Officer; provided that from time to time an Authorized Officer of Wendy’s may, upon written notice to the Control Party and the Trustee, change the list of offices comprising the Leadership Team so long as such list (x) at all times includes, at a minimum, the Chief Executive Officer and Chief Financial Officer (or differently-titled successor offices performing substantially the same functions as the Chief Executive Officer and/or Chief Financial Officer, as the case may be) and (y) at no time exceeds twenty-five (25) officers; provided, further, that any changes to such list notified to the Control Party and the Trustee during the period beginning on the date that is ninety (90) days preceding the announcement of a Change of Control and ending on the date that is twelve (12) months following the occurrence of a Change of Control shall be disregarded for purposes of this definition.”

2.2. The Agreement is hereby amended to amend and restate Sections 6.1(a)(iii), (iv), (v) and (vi) thereof in their entirety as follows:

“(iii) any failure by the Manager to provide any required certificate or report set forth in SECTIONS 4.1(a), (b), (c), (d), (e), (f) or (g) of the Base Indenture within three (3) Business Days of its due date ~~certain certificates or reports as required by the Indenture (subject to applicable grace periods)~~;

(iv) a material default by the Manager in the due performance and observance of any provision of this Agreement or any other Related Document to which it is a party (other than as described above) and the continuation of such default for a period of thirty (30) days after the Manager has been notified thereof in writing by any Securitization Entity or the Control Party; provided, that if any such default is capable of being remedied within thirty (30) days after the Manager has obtained Actual Knowledge of such breach or the Manager’s receipt of written notice thereof, then a Manager Termination Event shall only occur under this clause (iv) as a result of such breach if it is not cured in all material respects by the end of such 30-day period; provided, further, that no Manager Termination Event shall occur pursuant to this clause (iv) due to the breach of any covenant relating to any New Asset set forth in ARTICLE V so long as the Manager has complied with SECTION 2.7(b) and SECTION 2.7(c) if such damages are required to be paid with respect to such breach ~~(subject to notice, certain grace periods and opportunities to cure including, if applicable, by payment of liquidated damages as provided for in this Agreement or any other Related Document)~~;

(v) any material breach by the Manager of any representation, warranty or statement of the Manager made in this Agreement or any other Related Document or in any certificate, report or other writing delivered pursuant thereto that is ~~or warranty~~ not qualified by materiality or the definition of “Material Adverse Effect” as of the time when the same was made or deemed to have been made or as of any other date specified in such document or agreement; provided that if any such breach is capable of being remedied within thirty (30) days after the Manager has obtained Actual Knowledge of such breach or the Manager’s receipt of written notice thereof, then a Manager Termination Event shall only occur under this clause (v) as a result of such breach if it is not cured in all material respects by the end of such 30-day period; provided, further, that no Manager Termination Event shall occur pursuant to this clause (v) due to the breach of any representation, warranty or statement relating to any New Asset set forth in ARTICLE V so long as the Manager has complied with SECTION 2.7(b) and SECTION 2.7(c) if such damages are required to be paid with respect to such breach ~~set forth in this Agreement or any other Related Document or any certificate, report or writing delivered pursuant thereto (subject to notice and any opportunity to cure)~~;

(vi) any breach by the Manager of any representation, warranty or statement of the Manager made ~~or warranty qualified by materiality or a “Material Adverse Effect” set forth~~ in this Agreement or in any other Related Document or in any certificate, report or other writing delivered pursuant thereto that is qualified by materiality or the definition of “Material Adverse Effect” as of the time when the same was made or deemed to have been made or as of any other date specified in such document or agreement; provided that if any such breach is capable of being remedied within thirty (30) days after the Manager has obtained Actual Knowledge of such breach or the Manager’s receipt of written notice thereof, then a Manager Termination Event shall only occur under this clause (vi) as a result of such breach if it is not cured in all material respects by the end of such 30-day period; provided, further, that no Manager Termination Event shall occur under this clause (vi) due to the breach of a representation or warranty relating to any New Asset set forth in ARTICLE V so long as the Manager has complied with SECTION 2.7(b) and SECTION 2.7(c) with respect to such breach by taking any action required to be taken ~~(subject to notice and any opportunity to cure)~~;”

Section 3. Effectiveness of Amendment. Upon the date hereof (i) the Agreement shall be amended in accordance herewith, (ii) this Amendment shall form part of the Agreement for all purposes and (iii) the parties and each Noteholder shall be bound by the Agreement, as so amended. Except as expressly set forth or contemplated in this Amendment, the terms and conditions of the Agreement shall remain in place and shall not be altered, amended or changed in any manner whatsoever, except by any further amendment to the Agreement made in accordance with the terms of the Agreement, as amended by this Amendment.

Section 4. Representations and Warranties. Each party hereto represents and warrants to each other party hereto that this Amendment has been duly and validly executed and delivered by such party and constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms.

Section 5. Binding Effect. This Amendment shall inure to the benefit of and be binding on the respective successors and assigns of the parties hereto, each Noteholder and each other Secured Party.

Section 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8. Trustee. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Securitization Entities and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering into this Amendment, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Management Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

WENDY’S INTERNATIONAL, LLC, as Manager

By:	/s/ Gavin P. Waugh
Name: Gavin P. Waugh
Title: Vice President and Treasurer

WENDY’S SPV GUARANTOR, LLC, as a Securitization Entity

By:	/s/ Gavin P. Waugh
Name: Gavin P. Waugh
Title: Vice President and Treasurer

WENDY’S FUNDING, LLC, as Master Issuer

By:	/s/ Gavin P. Waugh
Name: Gavin P. Waugh
Title: Vice President and Treasurer

QUALITY IS OUR RECIPE, LLC, as a Securitization Entity

By:	/s/ Gavin P. Waugh
Name: Gavin P. Waugh
Title: Vice President and Treasurer

[Signature Page to Second Amendment to Management Agreement]

WENDY’S PROPERTIES, LLC, as a Securitization Entity

By:	/s/ Gavin P. Waugh
Name: Gavin P. Waugh
Title: Vice President and Treasurer

[Signature Page to Second Amendment to Management Agreement]

CITIBANK, N.A., in its capacity as Trustee

By:	/s/ Anthony Bausa
Name: Anthony Bausa
Title: Senior Trust Officer

[Signature Page to Second Amendment to Management Agreement]

CONSENT OF CONTROL PARTY AND SERVICER:

In accordance with Section 2.4 and Section 8.4 of the Servicing Agreement, Midland Loan Services, a division of PNC Bank, National Association, as Control Party (in accordance with Section 8.3 of the Management Agreement) and as Servicer hereby consents to the execution and delivery by the Master Issuer, the Securitization Entities and the Trustee of, and as Control Party hereby directs the Trustee to execute and deliver, this First Amendment to Management Agreement.

MIDLAND LOAN SERVICES,

A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

By:	/s/ David D. Spotts
Name: David D. Spotts
Title: Senior Vice President

[Signature Page to Second Amendment to Management Agreement]